SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): March 16, 1999


                               KASPER A.S.L., LTD.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             Delaware                  0-24179                    22-3497645
--------------------------------  ----------------------     -------------------
 (State or Other Jurisdiction of (Commission File Number)   (I.R.S. Employer
         Incorporation)                                      Identification No.)


                     77 Metro Way
                   Secaucus, New Jersey                        07094
   --------------------------------------------             -------------
       (Address of Principal Executive Offices)             (Zip Code)


(Registrant's telephone number, including area code):   (201) 864-0328

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Item 5.       Other Events.

              On March 16, 1999, Kasper A.S.L., Ltd. (the "Company") issued a joint press release with Anne Klein Company LLC ("Anne Klein") announcing, among other things, that the Company and Anne Klein signed a definitive agreement for the Company to purchase Anne Klein's trademarks and selected related assets (the "Purchase Transaction"). The Company and Anne Klein also jointly announced the signing of a licensing agreement under which Anne Klein granted to the Company an exclusive, international license for ANNE KLEIN(R) women's and girl's sportswear, suits and dresses under the ANNE KLEIN(R), ANNE KLEIN II(R) and A LINE ANNE KLEIN(TM) trademarks. Completion of the Purchase Transaction and the licensing agreement are subject to obtaining certain required regulatory and other consents and approvals. Completion of the Purchase Transaction is also subject to attaining financing for the trademark acquisition. The press release, which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 99.

Item 7.       Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         Exhibit No.                Description

               99                   Press Release dated March 15, 1999.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 17, 1999               KASPER A.S.L., LTD.


                                      By:  /s/  Dennis  P. Kelly
                                           -------------------------------------
                                           Dennis Kelly, Chief Financial Officer




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                                  EXHIBIT INDEX


         Exhibit No.                Description
         ----------                 ------------

                 99                 Press Release dated March 15, 1999.



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